Exhibit 4.8


                             RESTRICTION ON TRANSFER

THIS WARRANT AND THE SHARES OF COMMON STOCK ISSUABLE UPON EXERCISE OF THIS WARRANT HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR QUALIFIED UNDER ANY STATE SECURITIES LAWS. THIS WARRANT MAY NOT BE TRANSFERRED, AND THE SHARES OF COMMON STOCK ISSUABLE UPON EXERCISE OF THIS WARRANT CANNOT BE SOLD OR TRANSFERRED, WITHOUT (I) THE OPINION OF COUNSEL REASONABLY SATISFACTORY TO THE COMPANY THAT SUCH TRANSFER MAY BE LAWFULLY MADE WITHOUT REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND ALL APPLICABLE STATE SECURITIES LAWS OR (II) SUCH REGISTRATION.

                                     WARRANT
                                  (REDEEMABLE)

                  To Subscribe for and Purchase Common Stock of

                               EDT LEARNING, INC.

     THIS CERTIFIES THAT, for value received, <<Holder_Name_>>, or its registered assigns (the "Holder"), is entitled to subscribe for and purchase from EDT Learning, Inc., a Delaware corporation (the "Company"), at the exercise price of Three Dollars ($3.00) per share (the "Exercise Price") at any time from and after the date hereof to and including the third anniversary of the date of this Warrant (this "Warrant"), <<Notes__Warrants_to_be_issued_>> shares of the Company's common stock, par value $0.001 per share ("Common Stock"). The Exercise Price shall be subject to adjustment as provided in Section 5 hereof.

     This Warrant is one of several Warrants dated of even date herewith and issued by the Company (collectively, the "Warrants") as part of an offering of 60 (subject to increase to 110) units (the "Units") that was conducted by the Company and Murphy & Durieu, the placement agent for the offering, on a best efforts basis. Each Unit consists of one (1) Warrant exercisable for 50,000 shares of Common Stock and one (1) Convertible Redeemable Subordinated Note (collectively, the "Notes").

     This Warrant is subject to the following provisions, terms and conditions:

     1. (a) The rights represented by this Warrant may be exercised by the Holder hereof, in whole or in part, by written notice of exercise delivered to the Company and by the surrender of this Warrant (properly endorsed if required) at the principal office of the Company at 2999 North 44th Street, Suite 650, Phoenix, Arizona 85018 (or such other location as the Company may designate by notice in writing to the Holder hereof) and upon payment to it by certified check of the Exercise Price for the shares of Common Stock to be issued upon exercise (the "Warrant Shares"). The Company shall not be required to issue fractions of shares of Common Stock upon exercise of this Warrant. If any fraction of a share would, but for this Section, be issuable upon any exercise of this Warrant, and if the Company shall have elected not to issue such fraction of a share, in lieu of such fractional share the Company shall pay to the Holder, in cash, an amount equal to such fraction of the fair market value per share of outstanding Common Stock of the Company on the Business Day immediately prior to the date of such exercise (the fair market value for such purpose shall be the closing price of the Common Stock on the principal stock exchange on which the Common Stock is then traded or the principal quotation system in which bid and ask prices for the Common Stock are then maintained). The Company agrees that the shares so purchased shall be and are deemed to be issued to the Holder as the record owner of such shares as of the close of business on the date on which this Warrant shall have been surrendered and payment tendered for such shares as aforesaid. Subject to the provisions of the next succeeding paragraph, certificates for the shares of stock so purchased (bearing an appropriate legend to indicate that the shares have not been registered under securities laws) shall be delivered to the Holder hereof within a reasonable time, not exceeding 10 days, after the rights represented by this Warrant shall have been so exercised, and, unless this Warrant has expired, a new Warrant reflecting the shares, if any, as to which this Warrant shall not then have been exercised shall also be delivered to the Holder hereof within such time.

          (b) This Warrant may be redeemed in whole, but not in part, at the election of the Company for the price of $0.001 per share of Common Stock for which this Warrant is exercisable at any time after such time as the closing price of the Common Stock (as quoted on the American Stock Exchange, the NASDAQ Stock Market, or such other national exchange, if any, on which the Common Stock is then quoted) has equaled or exceeded $5.50 per share for a period of twenty
(20) consecutive trading days. The Company shall provide Holder with written notice (the "Redemption Notice") at least thirty (30) days prior to the date this Warrant shall be redeemed (such date of redemption, the "Redemption Date") of its intent to redeem this Warrant. The Redemption Notice shall specify the Redemption Date. Nothing contained herein shall be construed to prevent Holder from exercising this Warrant subsequent to Holder's receipt of the Redemption Notice but prior to the Redemption Date. Upon redemption, Holder (or the then current holder of this Warrant) shall be obligated to deliver this Warrant to the Company for cancellation and the Company shall be obligated to deliver to Holder (or the then current holder of this Warrant) a check in an amount equal to the product of (i) $0.001 multiplied by (ii) the number of shares of Common Stock for which this Warrant is then exercisable.

     2. Notwithstanding the foregoing, however, the Company shall not be required to deliver any certificate for shares of stock upon exercise of this Warrant except in accordance with the provisions of this Agreement and the restrictive legend under the heading "Restriction on Transfer."

     3. The Holder acknowledges that this Warrant as well as the Warrant Shares for which this Warrant may be exercised, have not been and, except as otherwise provided herein, will not be registered under the Securities Act of 1933, as amended (the "Act"), or qualified under applicable state securities laws and that the transferability thereof is restricted by the registration

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
provisions of the Act as well as such state laws. The Holder represents that it is acquiring the Warrant and will acquire the Warrant Shares for its own account, for investment purposes only and not with a view to resale or other distribution thereof, nor with the intention of selling, transferring or otherwise disposing of all or any part of such securities for any particular event or circumstance, except selling, transferring or disposing of them upon full compliance with all applicable provisions of the Act, the Securities Exchange Act of 1934, as amended (the "Exchange Act"), the Rules and Regulations promulgated by the Securities and Exchange Commission (the "Commission") thereunder, and any applicable state securities laws. The Holder further understands and agrees that (i) neither the Warrant nor the Warrant Shares may be sold unless they are subsequently registered under the Act and qualified under any applicable state securities laws or, in the opinion of the Company's counsel, an exemption from such registration and qualification is available;
(ii) any routine sales of the Company's securities made in reliance upon Rule 144 promulgated by the Commission under the Act, can be effected only in the amounts set forth in and pursuant to the other terms and conditions, including applicable holding periods, of that Rule; and (iii) except as otherwise set forth herein, the Company is under no obligation to register the Warrant or the Warrant Shares on their behalf or to assist it in complying with any exemption from registration under the Act. The Holder agrees that each certificate representing any Warrant Shares for which this Warrant may be exercised will bear on its face a legend in substantially the following form:

          These   securities  have  not  been  registered   under  the
          Securities Act of 1933 or qualified under any state securities laws. They may not be sold, hypothecated or otherwise transferred in the absence of an effective registration statement under that Act or qualification under applicable state securities laws without an opinion acceptable to counsel to the Company that such registration and qualification are not required.

     4.   The Company covenants and agrees that:

          (a) all shares that may be issued upon the exercise of the rights represented by this Warrant will, upon issuance, be duly authorized and issued, fully paid and nonassessable and free from all preemptive rights of any stockholder, and from all taxes, liens and charges with respect to the issue thereof (other than transfer taxes);

          (b) during the period within which the rights represented by this Warrant may be exercised, the Company will at all times have authorized, and reserved for the purpose of issue or transfer upon exercise of the subscription rights evidenced by this Warrant, a sufficient number of shares of its Common Stock to provide for the exercise of the rights represented by this Warrant; and

          (c) during the period within which the rights represented by this Warrant may be exercised, the Company further will use reasonable best efforts to maintain the eligibility of the Common Stock for listing on the American Stock Exchange and quotation on the domestic over-the-counter market and use reasonable best efforts to keep the Common Stock so listed and quoted.

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
     5. (a) If the Company shall, after the date of issuance of this Warrant, subdivide its outstanding shares of Common Stock into a greater number of shares or consolidate its outstanding shares of Common Stock into a smaller number of shares (any such event being called a "Common Stock Reorganization"), then the Exercise Price shall be adjusted, effective at such time, to a number determined by multiplying the Exercise Price then in effect by a fraction, the numerator of which shall be the number of shares of Common Stock outstanding immediately before such Common Stock Reorganization and the denominator of which shall be the number of shares outstanding after giving effect to such Common Stock Reorganization.

          (b) If the Company shall after the date of issuance of this Warrant issue or distribute to all or substantially all holders of shares of Common Stock evidences of indebtedness, any other securities of the Company or any property or assets other than cash, and if such issuance or distribution does not constitute a Common Stock Reorganization (any such nonexcluded event being herein called a "Non-Cash Dividend"), the Exercise Price shall be adjusted (but not increased), effective immediately after the record date at which the holders of shares of Common Stock are determined for purposes of such Non-Cash Dividend, to a number determined by multiplying the Exercise Price immediately before such Non-Cash Dividend by a fraction, the numerator of which shall be the last sales price per share of outstanding Common Stock of the Company on such record date less the then fair market value, as determined in good faith by the Board of Directors of the Company, of the evidences of indebtedness, securities, cash, or property or other assets issued or distributed in such Non-Cash Dividend with respect to one share of Common Stock and the denominator of which shall be the last sales price per share of outstanding Common Stock on such record date.

          (c) If after the date of issuance of this Warrant there shall be any consolidation or merger to which the Company is a party, other than a consolidation or a merger in which the Company is a continuing corporation and which does not result in any reclassification of, or change (other than a Common Stock Reorganization or a change in par value) in, outstanding shares of Common Stock, or any sale or conveyance of the property of the Company as an entirety or substantially as an entirety (any such event being called a "Capital
Reorganization"), then, effective upon the effective date of such Capital Reorganization, the Holder shall have the right to purchase, upon exercise of this Warrant and in lieu of the shares of Common Stock immediately theretofore purchasable hereunder, the kind and amount of shares of stock and other securities and property (including cash) which the Holder would have owned or have been entitled to receive after such Capital Reorganization if this Warrant had been exercised immediately prior to such Capital Reorganization, assuming such holder (i) is not a person with which the Company consolidated or into which the Company merged or which merged into the Company or to which such sale or conveyance was made, as the case may be ("constituent person") and (ii) failed to exercise his rights of election, if any, as to the kind or amount of securities, cash or other property receivable upon such Capital Reorganization (provided that if the kind or amount of securities, cash or other property receivable upon such Capital Reorganization is not the same for each share of Common Stock held immediately prior to such consolidation, merger, sale or conveyance by other than a constituent person or an affiliate thereof and in respect of which such rights of election shall not have been exercised ("non-electing share"), then for the purposes of this paragraph the kind and amount of shares of stock and other securities or other property (including cash) receivable upon such Capital Reorganization shall be deemed to be the kind and amount so receivable per share by a plurality of the non-electing shares). As a condition to effecting any Capital Reorganization, the Company or the successor or surviving corporation, as the case may be, shall execute and deliver to the Holder an agreement as to the Holder's rights in accordance with this Section 5(c), providing for subsequent adjustments as nearly equivalent as may be practicable to the adjustments provided for in this Section 5. The provisions of this Section 5(c) shall similarly apply to successive Capital Reorganizations.

          (d) If after the date of the issuance of this Warrant the Company shall issue by reclassification of its shares of Common Stock other securities of the Company, then the number of shares of Common Stock purchasable upon exercise of the Warrant immediately prior to such issuance shall be adjusted so that the Holder upon exercise hereof shall be entitled to receive the kind and number of shares of Common Stock or other securities of the Company which it would have owned or have been entitled to receive after such issuance, had this Warrant been exercised immediately prior to such issuance or any record date with respect thereto. An adjustment made pursuant to this Section 5(d) shall become effective upon the date of the issuance retroactive to the record date with respect thereto, if any. Such adjustment shall be made successively whenever such an issuance is made.

          (e) (i) Any adjustments pursuant to this Section 5 shall be made successively whenever an event referred to herein shall occur.

               (ii) If the Company shall set a record date to determine the holders of shares of Common Stock for purposes of a Common Stock Reorganization, Non-Cash Dividend or Capital Reorganization, and shall legally abandon such action prior to effecting such action, then no adjustment shall be made pursuant to this Section 5 in respect of such action.

               (iii) No adjustment in the Exercise Price shall be made hereunder unless such adjustment decreases such price by one percent or more, but any such lesser adjustment shall be carried forward and shall be made at the time and together with the next subsequent adjustment which together with any adjustments so carried forward shall serve to adjust such price by one percent or more.

               (iv) No adjustment in the Exercise Price shall be made hereunder if such adjustment would reduce the exercise price to an amount below par value of the Common Stock, which par value shall initially be $0.001 per share of Common Stock.

          (f) As a condition precedent to the taking of any action which would require an adjustment pursuant to this Section 5, the Company shall take any action which may be necessary, including obtaining regulatory approvals or exemptions, in order that the Company may thereafter validly and legally issue

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
as fully paid and nonassessable all shares of Common Stock which the Holder is entitled to receive upon exercise thereof.

          (g)  Promptly  after an  adjustment or  readjustment  pursuant to this
Section 5 becomes determinable, the Company shall give notice to the Holder of any action which requires an adjustment or readjustment pursuant to this Section 5, describing such event in reasonable detail and specifying the record date or effective date, if determinable, the required adjustment and the computation thereof, if applicable. If the Holder fails to object to any such notice within 30 days of receipt of the Company's notice, the adjustment will be deemed accepted by the Holder.

     6. Upon receipt of evidence satisfactory to the Company of the loss, theft, destruction or mutilation of any Warrant and, in the case of any such loss, theft or destruction, upon receipt of indemnity or security reasonably satisfactory to the Company (the original Holder's indemnity being satisfactory indemnity in the event of loss, theft or destruction of any Warrant owned by such Holder), or, in the case of any such mutilation, upon surrender and cancellation of such Warrant, the Company will make and deliver, in lieu of such lost, stolen, destroyed or mutilated Warrant, a new Warrant of like tenor and representing the right to purchase the same aggregate number of shares of Common Stock as provided for in such lost, stolen, destroyed or mutilated Warrant.

     7. The Holder shall not, as holder of this Warrant, be entitled to vote or to receive dividends or be deemed the holder of Common Stock that may at any time be issuable upon exercise of this Warrant for any purpose whatsoever, nor shall anything contained herein be construed to confer upon the Holder, as holder of this Warrant, any of the rights of a stockholder of the Company or any right to vote for the election of directors or upon any matter submitted to stockholders at any meeting thereof, or to give or withhold consent to any corporate action (including without limitation, a Capital Reorganization), or to receive notice of meetings, or to receive dividends or subscription rights, until the Holder shall have exercised this Warrant and been issued shares of Common Stock in accordance with the provisions hereof.

     8. The Holder of this Warrant, by acceptance hereof, agrees to give written notice to the Company before transferring this Warrant or transferring any Common Stock issuable or issued upon the exercise hereof of such Holder's intention to do so, describing briefly the manner of any proposed transfer of this Warrant or such Holder's intention as to the disposition to be made of shares of Common Stock issuable or issued upon the exercise hereof. Such Holder shall also provide the Company with an opinion of counsel reasonably satisfactory to the Company to the effect that the proposed transfer of this Warrant or disposition of shares received upon exercise hereof may be effected without registration or qualification (under any Federal or State law) and without causing the loss of the applicable securities law registration exemption(s) relied upon by the Company when it issued this Warrant. Upon receipt of such written notice and opinion by the Company, such Holder shall be entitled to transfer this Warrant, or to exercise this Warrant in accordance with its terms and dispose of the shares received upon such exercise or to dispose of shares of Common Stock received upon the previous exercise of this Warrant, all in accordance with the terms of the notice delivered by such Holder to the Company, provided that an appropriate legend respecting the aforesaid

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restrictions  on transfer and  disposition  shall be endorsed on this Warrant or the certificates for such shares.

     9. Subject to the provisions of Section 8 hereof, this Warrant and all rights hereunder are transferable, in whole or in part, without charge to the Holder hereof, at the principal office of the Company by the Holder hereof in person or by its duly authorized attorney, upon surrender of this Warrant properly endorsed and this Warrant is exchangeable, upon the surrender hereof by the Holder hereof at the office of the Company, for new Warrants of like tenor representing in the aggregate the right to subscribe for and purchase the number of shares which may be subscribed for and purchased hereunder, each of such new Warrants to represent the rights to subscribe for and purchase such number of shares as shall be designated by said Holder hereof at the time of such surrender. Each taker and Holder of this Warrant, by taking or holding the same, consents and agrees that the bearer of this Warrant, when endorsed, may be treated by the Company and all other persons dealing with this Warrant as the absolute owner hereof for any purpose and as the person entitled to exercise the rights represented by this Warrant, or to transfer hereof on the books of the Company, any notice to the contrary notwithstanding; but until such transfer on such books, the Company may treat the registered Holder hereof as the owner for all purposes.

     10. (a) Upon receipt of notice (the "Registration Request Notice") requesting registration under the Securities Act of Underlying Shares (defined below) from the holders of Notes and Warrants representing more than fifty percent (50%) of the aggregate Underlying Shares, on only one occasion, at any time commencing on the date hereof and terminating two years thereafter, the Company will offer to Holder the opportunity to include its Underlying Shares in such registration. The Company will use its reasonable best efforts to file with the Commission as promptly as practicable, a registration statement (the "Demand Registration Statement"), and will use its reasonable best efforts to have the Demand Registration Statement declared effective and remain effective until the earliest of (i) two years after the date it is declared effective, (ii) the date all the Underlying Shares registered thereby have been sold, or, (iii) in the reasonable opinion of the Company's counsel, the Underlying Shares may be sold publicly without registration. The Company will also use its reasonable best efforts to qualify the Underlying Shares under the securities laws of the state where Holder resides provided the Company is not required to execute a general consent to service or to qualify to do business in such state. This offer to Holder shall be made within twenty (20) days after the Company receives the Registration Request Notice. If Holder elects to include its Underlying Shares in the Demand Registration Statement, it will, in a timely fashion, provide the Company and its counsel with such information and execute such documents as the Company's counsel may reasonably require to prepare and process the Demand Registration Statement, it shall have no further rights to registration of its Underlying Shares under this Section 9(a). In the event that the Company has filed a registration statement with the Commission relating to its securities within ninety (90) days prior to its receipt of the Registration Request Notice, which registration statement has not been declared effective, Holder agrees that the Company can thereafter delay the filing of the Demand Registration Statement for a period not to exceed ninety (90) days. Anything to the contrary notwithstanding, in no event shall the Company be required to file a Demand Registration Statement with the Commission prior to one hundred and eighty (180)

                                       7
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days after the date  hereof.  As used in this  Section 10,  "Underlying  Shares"
means (i) shares of Common Stock issuable upon conversion of the Notes and (ii) the Warrant Shares.

          (b) If at any time after the date hereof, the Company proposes to file a registration statement under the Act with respect to any of its securities (except one relating to employee benefit plans or a merger, acquisition or similar transaction), it shall give written notice of its intention to effect such filing to the Holder at least 30 days prior to filing such registration statement (the "Piggyback Registration Statement"). If the Underlying Shares have not been previously registered and the Holder desires to include its Underlying Shares in the Piggyback Registration Statement, it shall notify the Company in writing within 15 days after receipt of such notice from the Company, in which event the Company shall include the Holder's Underlying Shares in the Piggyback Registration Statement. If the Holder elects to include its Underlying Shares in the Piggyback Registration Statement as set forth herein, it shall, in a timely fashion, provide the Company and its counsel with such information and execute such documents as its counsel may reasonably require to prepare and process the Piggyback Registration Statement.

          (c) The Company will provide the Holder with a copy of the Demand Registration Statement or Piggyback Registration Statement, as the case may be, and any amendments thereto, and copies of the final prospectus included therein in such quantities as may reasonably be required to permit the Holder to sell its Underlying Shares after the Demand Registration Statement or Piggyback Registration Statement is declared effective by the Commission.

          (d) The Company will bear all expenses (except underwriting discounts and commission, if any, and the legal fees and expenses, if any, of counsel to the Holder) necessary and incidental to the performance of its obligations under this Section 10.

          (e) The Company and the Holder, if the Holder's Underlying Shares are included in a Demand Registration Statement or Piggyback Registration Statement pursuant to this Section 10, shall provide customary and appropriate cross indemnities to each other covering the information supplied by the indemnifying party for inclusion in such Demand Registration Statement or Piggyback Registration Statement.

          (f) Anything to the contrary notwithstanding, the Holder agrees that as a condition for the Company registering the Underlying Shares, in the event that the Piggyback Registration Statement in which the Underlying Shares are included relates to an offering to be effected through or with the assistance of an underwriter, the Holder will consent to restrict the sale of the Underlying Shares or reduce (on a pro rata basis with shares of Common Stock issued to any other stockholders of the Company prior to or after the date hereof, and that, as of the time of determination, have presently exercisable registration rights and are requested by such stockholders to be included in such Piggyback Registration Statement) the number of Underlying Shares that may be included in such registration in accordance with the requirements of such underwriter.

          (g) Anything to the contrary notwithstanding, the Company shall not be required to register any Underlying Shares or provide notices under this
Section 10 to a Holder whose  Underlying  Shares are either (i) are covered by a

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
then currently effective registration statement or (ii) in the reasonable opinion of the Company's counsel, may be sold pursuant to the exemption from registration provided by Section (k) of Rule 144 promulgated under the Act.

     11. Any notices required or permitted to be given under the terms of this Warrant shall be sent by certified or registered mail (with return receipt requested) or delivered personally or by courier (including a nationally recognized overnight delivery service) or by facsimile transmission. Any notice so given shall be deemed effective three days after being deposited in the U.S. Mail, or upon receipt if delivered personally or by courier or facsimile transmission, in each case addressed to a party at the following address or such other address as each such party furnishes to the other in accordance with this
Section 11:

          If to the Company:       EDT Learning, Inc.
                                   2999 North 44th Street
                                   Suite 650
                                   Phoenix, AZ 85018
                                   Telephone: (602) 952-1200
                                   Facsimile: (602) 952-0544
                                   Attention: President

          If to the Holder:        <<Holder_Name_>>
                                   <<Address_of_Holder>>
                                   <<Holder_City_State_Zip>>
                                   Telephone:<<WorkPhone>>
                                   Facsimile:<<Fax>>

     12. (a) No failure or delay of the Holder in exercising any power or right hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such a right or power, preclude any other or further exercise thereof or the exercise of any other right or power. The rights and remedies of the Holder are cumulative and not exclusive of any rights or remedies which it would otherwise have. The provisions of this Warrant may be amended, modified or waived with (and only with) the written consent of the Company and the Holder.

          (b) Any such amendment, modification or waiver effected pursuant to this Section 12 shall be binding upon the Holder of the Warrant and Common Stock issuable upon exercise, upon each future holder thereof and upon the Company. In the event of any such amendment, modification or waiver the Company shall give prompt notice thereof to the Holder and, if appropriate, notation thereof shall be made on any Warrant thereafter surrendered for registration of transfer or exchange. No notice or demand on the Company in any case shall entitle the Company to any other or further notice or demand in similar or other circumstances.

     13. All representations, warranties and covenants made by the Company herein or in any certificate or other instrument delivered by or on behalf of it in connection with the Warrant shall be considered to have been relied upon by the Holder and shall survive the issuance and delivery of the Warrant, regardless of any investigation made by the Holder, and shall continue in full force and effect so long as any Warrant is outstanding. All statements in any such certificate or other instrument shall constitute representations and warranties hereunder.

     14. All covenants, stipulations, promises and agreements contained in this Warrant by or on behalf of the Company shall bind its successors and assigns, whether so expressed or not.

     15. In case any one or more of the provisions contained in this Warrant shall be invalid, illegal or unenforceable in any respect, the validity, legality or enforceability of the remaining provisions contained herein and therein shall not in any way be affected or impaired thereby. The parties shall endeavor in good faith negotiations to replace the invalid, illegal or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.

     16. This Warrant shall be governed by and construed in accordance with the substantive laws (but not the rules governing conflicts of laws) of the State of Delaware.

                           [Intentionally left blank.]

     IN WITNESS WHEREOF, the Company has caused this Warrant to be signed by its duly authorized officer and this Warrant to be dated as of March 29, 2002.


                                        EDT LEARNING, INC.


                                        By
                                           -------------------------------------
                                           James M. Powers, Jr.
                                           President and Chief Executive Officer

                               FORM OF ASSIGNMENT
                       (To Be Signed Only Upon Assignment)


     FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto ___________________________ all of the rights of the undersigned under this Warrant, with respect to the number of shares set forth below, and appoints ___________________________ to transfer this Warrant on the books of EDT LEARNING, INC. with the full power of substitution in the premises.

NAME OF ASSIGNEE                    ADDRESS                     NUMBER OF SHARES
----------------                    -------                     ----------------










Dated: ______________________

In the presence of:


___________________________________         ____________________________________

          (Signature must conform in all respects to the name of the holder as specified on the face of this Warrant without alteration, enlargement or any change whatsoever, and the signature must be guaranteed in the usual manner.)

                           SUBSCRIPTION FORM


      To be Executed by the Holder of this Warrant if such Holder
         Desires to Exercise this Warrant in Whole or in Part:


To:  EDT LEARNING, INC. (the "Company")


     The undersigned ___________________________________________________________


     Please insert Social Security or other
     identifying number of Subscriber: _________________________________________


hereby irrevocably elects to exercise the right of purchase represented by this Warrant for, and to purchase thereunder, _________ shares of the Common Stock provided for therein and tenders payment herewith to the order of the Company in the amount of $___________, such payment being made as provided on the face of this Warrant.

     Please issue a new Warrant for the unexercised portion of the attached Warrant in the name of the undersigned or in such other name as is specified below.

     The undersigned requests that certificates for such shares of Common Stock be issued as follows:

Name: __________________________________________________________________________

Address: _______________________________________________________________________

Deliver to: ____________________________________________________________________

Address: _______________________________________________________________________

Dated: ___________________________      Signature ______________________________


          Note: The signature on this Subscription Form must correspond with the name as written upon the face of this Warrant in every particular, without alteration or enlargement or any change whatever.